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                                                                          EX-10V


                        THE CHASE MANHATTAN CORPORATION
                     ANNUAL INCENTIVE COMPENSATION PROGRAM


                            INSTRUMENT OF AMENDMENT



         WHEREAS, The Chase Manhattan Corporation has reserved the right to amend The Chase Manhattan Corporation Annual Incentive Compensation Program (the "Program"), which sets forth the principles and primary terms and provisions for annual incentive compensation plans and programs maintained for employees of The Chase Manhattan Corporation and its subsidiaries;


         WHEREAS, The Chase Manhattan Bank, N.A. and certain other subsidiaries of The Chase Manhattan Corporation have implemented plans for incentive awards which provide for annual cash bonuses to be paid to selected employees, and such plans operate in accordance with the Program under the supervision of the Compensation Committee of the Board of Directors of The Chase Manhattan Corporation;


         WHEREAS, the Compensation Committee of the Board of Directors of The Chase Manhattan Corporation has the authority to amend the Program and now desires to amend the Program as set forth in this Instrument of Amendment;


         NOW, THEREFORE, the Program is hereby amended as follows:

1. Clause (b) of Section 6 of the Program is hereby amended by adding to end thereof the following:


         ; provided, however, that any Approved Change in Control shall not constitute a "change in control" for purposes of any Plan. As used herein, the term "Approved Change in Control" means any "change in control" occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between The Chase Manhattan Corporation and Chemical Banking Corporation that is approved by the Boards of Directors of The Chase Manhattan Corporation and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.



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2. This Instrument of Amendment shall be effective as of August 25, 1995.



         IN WITNESS WHEREOF, the Compensation Committee of The Chase Manhattan Corporation has caused this Instrument of Amendment to be executed as of August 25, 1995.



                                                 THE CHASE MANHATTAN CORPORATION



                                                 By:  /s/  JOHN J. FARRELL
                                                    ----------------------------
                                                    John J. Farrell
                                                    Executive Vice President